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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported)       December 4, 2000
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                      Advanced Technology Industries, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-23761                  33-0751685
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(State of other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)

        Taubenstrasse 20, D-10117, Berlin, Germany                     10117
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         (Address of principal executive offices)                    (Zip Code)


Registrants's telephone number, including area code      011 49 30 201 7780
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          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant.

         ERBC Holdings Limited ("ERBC") had loaned the issuer money from time to time for the operations of ATI and to provide ATI with working capital which loans currently total in excess of the sum of $1,560,000, excluding interest. ERBC is a corporation wholly owned by Kurt Seifman ("Seifman").

         Issuer requested that ERBC convert $1,560,000 of said debt into 13,054,393 shares of ATI stock in full satisfaction of $1,560,000 of the previously contracted debt. ERBC was willing to do so and on December 4, 2000 ERBC and issuer entered into an agreement providing that $1,560,000 of the previously contracted debt consisting of principal only on money loaned to issuer would be converted to 13,054,393 shares of the common stock of issuer extinguishing and satisying $1,560,000 of said debt (the "Agreement"). The Agreement is attached as an exhibit to this report. The Agreement prohibits ERBC from transferring or conveying the shares for a period of two years from the date of the Agreement.

         The Board of Directors of issuer determined that it was in the best interest of the issuer to enter into the Agreement. The conversion reduces the debt service of the issuer and converts debt to equity thereby strengthening the balance sheet of issuer.

         The parties agreed that the conversion ratio would be approximately
8.37 shares of $.0001 common stock for each $1 of debt converted. The conversion ratio was arrived at by taking the average closing bid price of the issuer's $.0001 par value common stock on the OTC Bulletin Board for the five trading days ended November 30, 2000 which was approximately $.32 per share and discounting that figure by 62.5 percent. The discount was determined based on information received from an investment banking firm retained by both ERBC and issuer that under its general guidelines for purposes of conducting valuation of restricted stock which had a two year holding period, a discount of 62.5% from the current trading price is appropriate.

         As of October 31, 2000 there were 16,335,911 shares of the $.0001 par value common stock outstanding. After the conversion of the ERBC debt there will be a total of 28,850,304 shares outstanding. Seifman individually owns 4,184,940 shares of the stock and has an option to purchase an additional 125,000 shares for a total beneficial ownership of approximately 14.9% after the conversion. ERBC will own approximately 45.5% of the outstanding common stock after the conversion. The combined ownership percentage of Seifman and ERBC will be approximately 60.4%

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         (c) Exhibits.

                  10.16. Conversion Agreement between ERBC Holdings Limited and issuer.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2000              ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                     /S/ Hans Joachim Skrobanek
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                                     Hans Joachim Skrobanek, President and Chief
                                     Executive Officer